Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:	Media Contact:
Todd Fromer / Garth Russell	Shelley Pfaendler / Erika Kay
KCSA Worldwide	KCSA Worldwide
212-896-1215 / 212-896-1250	212-896-1248 / 212-896-1208
tfromer@kcsa.com / grussell@kcsa.com	spfaendler@kcsa.com /ekay@kcsa.com

AUTHENTIDATE LAUNCHES INSCRYBE OFFICE TO BRING TRUSTED

DOCUMENT EXCHANGE TO A NEW LEVEL FOR ENTERPRISES AND THE

MASS MARKET

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New Online Service Incorporates the USPS® Electronic Postmark® Seal to Ensure the

Integrity of Documents Delivered Instantly at a Fraction of the Cost of Overnight

Package Services

BERKELEY HEIGHTS, N.J., August 15, 2007 – Authentidate Holding Corp. (Nasdaq: ADAT) today announced the launch of InscrybeTM Office, which provides the most advanced suite of features supporting the auditable online exchange of documents simply using a web browser.

Inscrybe Office is based on Authentidate’s proven Inscrybe suite of capabilities serving the document exchange needs of large enterprises today. The new web-based service combines powerful features, such as electronic signatures, content authentication and trusted time stamps using the United States Postal Service® (USPS) Electronic Postmark (EPM) seal, along with a host of other features that simplify the online exchange of critical and time-sensitive documents. Inscrybe Office is available to anyone with web access, via MyInscrybe.com, a new self-serve portal designed to provide individual users personalized access to Authentidate offerings.

Inscrybe Office, previously beta-tested under the code-name TrueBlue, is a user-friendly service designed for business or personal use, to securely and conveniently sign, seal and confirm receipt of important documents over the web. In addition to supporting multiple electronic signatures on the same document, the new service offers senders and recipients the benefits of secure and verifiable online document exchange, with optional features such as acknowledgment of receipt, verification of recipient identity, and audit trails. A user may employ any combination of these optional features to legitimize a document transaction.

Inscrybe Office offers a selection of individual subscription plans, and for enterprises facilitates consolidated billing through group accounts. For a monthly subscription fee, each plan offers a user an unlimited number of document transactions utilizing electronic signatures. In addition, for a given transaction, a user has the option to apply content authentication and verification features at a nominal charge.

“In today’s global and fast-paced economy, tools such as Inscrybe Office enable organizations to securely and efficiently transfer information which must be authenticated at twenty-first century speed,” said Jonathan B. Spira, CEO and chief analyst at Basex, one of the leading knowledge economy research firms. He added, “Protecting the integrity of a document is a key challenge companies are facing in an age where file attachments are commonplace.”

Inscrybe Office is ideal for legally binding or compliance-dependent transactions such as business or personal contracts, agreements, closing documents, transcripts, offer letters, prescriptions, authorizations and much more. Inscrybe Office has appeal for professionals and enterprises across a diverse range of industries such as education, financial services, healthcare, legal and real estate. Enterprises that need to transact with the mass market in a secure, reliable and compliant manner now have a powerful and cost-effective application to do so.

“The launch of the Inscrybe Office service in conjunction with the MyInscrybe™ portal completes the application line-up that supports our vision for Authentidate as a trusted exchange for electronic content,” said Suren Pai, president and chief executive officer of Authentidate. “This launch effectively extends the proven capabilities of our core Inscrybe platform to the entire cross-section of the enterprise market as well as the general public, and positions us to flexibly grow our business into new areas,” stated Mr. Pai.

For more information on Inscrybe Office, or to begin using the service, please visit www.myinscrybe.com.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of software and web-based services that enable enterprises and individuals to exchange information securely and conduct trusted business transactions. Our offerings are targeted at enterprises and office professionals, and incorporate security technologies such as electronic signing, identity management, and content authentication to electronically facilitate secure and trusted transactions. In the United States, we also offer our proprietary and patent pending content authentication technology as a web-based service in the form of the United States Postal Service® Electronic Postmark®.

The company operates its business in the United States and Germany. For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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Authentidate is a registered trademark of Authentidate Holding Corp. Inscrybe and MyInscrybe are trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

This document is available on the KCSA Worldwide Website at www.kcsa.com.